Filed Pursuant to Rule 433
                                                           File No.333-127031-16

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-422-2006.


                                                          THE SERIES 2006-2 CERTIFICATES

                              Initial      Pass-
                             Principal    Through
Class or Component           Balance(1)     Rate        Principal Types                                       Interest Types
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class I-A-1                 $100,000,000   5.000%   Super Senior, Pass-Through                                Fixed Rate

Class I-A-2                 $125,000,000    (2)     Super Senior, Pass-Through                                Floating Rate

Class I-A-3                          (3)    (2)     Senior, Notional Amount                                   Inverse Floating Rate,
                                                                                                              Interest Only

Class I-A-4                  $20,000,000    (2)     Super Senior, Pass-Through                                Inverse Floating Rate

Class I-A-5                   $9,109,966   0.000%   Super Senior, Planned Amortization I                      Principal Only

Class I-A-6                   $7,253,671   0.000%   Super Senior, Companion                                   Principal Only

Class I-A-7                 $301,274,000   5.500%   Super Senior, Pass-Through                                Fixed Rate

Class I-A-8                  $11,396,000   5.500%   Super Senior, Lockout                                     Fixed Rate

Class I-A-9                  $43,557,000   5.500%   Super Senior, Planned Amortization II                     Fixed Rate

Class I-A-10                 $17,376,000   5.500%   Super Senior, Planned Amortization II                     Fixed Rate

Class I-A-11                  $1,763,000   5.500%   Super Senior, Planned Amortization II                     Fixed Rate

Class I-A-12                 $30,000,000   5.750%   Super Senior, Accretion Directed, Targeted Amortization   Fixed Rate

Class I-A-13                    $429,000   5.500%   Super Senior, Accretion Directed, Targeted Amortization   Fixed Rate

Class I-A-14                  $1,403,000   0.000%   Super Senior, Accretion Directed, Targeted Amortization   Principal Only

Class I-A-15                  $3,053,363   5.500%   Super Senior, Companion                                   Accrual, Fixed Rate

Class I-A-16                 $46,000,000   5.500%   Super Senior Support, Pass-Through                        Fixed Rate

Class I-A-17                    $429,000   6.000%   Super Senior, Accretion Directed, Targeted Amortization   Fixed Rate

Class I-A-R                         $100   5.500%   Senior, Sequential Pay                                    Fixed Rate

Class II-A-1                 $50,000,000    (2)     Super Senior, Accretion Directed, Sequential Pay          Floating Rate

Class II-A-2                         (3)    (2)     Senior, Notional Amount                                   Inverse Floating Rate,
                                                                                                              Interest Only

Class II-A-3                 $30,438,000   5.500%   Super Senior, Accretion Directed, Sequential Pay          Fixed Rate

Class II-A-4                  $1,364,000   5.500%   Super Senior, Sequential Pay                              Accrual, Fixed Rate


                              Initial      Pass-
                             Principal    Through
Class or Component           Balance(1)     Rate        Principal Types                                       Interest Types
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class II-A-5                 $23,142,000   5.500%   Super Senior, Lockout                                     Fixed Rate

Class II-A-6                $126,303,000   5.500%   Super Senior, Pass-Through                                Fixed Rate

Class II-A-7                 $14,600,000   5.500%   Super Senior Support, Pass-Through                        Fixed Rate

Class III-A-1               $295,205,000   5.750%   Super Senior, Pass-Through                                Fixed Rate

Class III-A-2                $18,600,000   5.750%   Super Senior Support, Pass-Through                        Fixed Rate

Class IV-A-1                 $73,291,000   5.750%   Super Senior, Pass-Through                                Fixed Rate

Class IV-A-2                  $4,700,000   5.750%   Super Senior Support, Pass-Through                        Fixed Rate

Class A-PO                           (4)   0.000%   Senior, Component                                         Principal Only

Class B-1                    $30,322,000    (5)     Subordinated                                              Variable Rate

Class B-2                     $8,463,000    (5)     Subordinated                                              Variable Rate

Class B-3                     $5,643,000    (5)     Subordinated                                              Variable Rate

Components
Class I-A-PO                    $707,191   0.000%   Ratio Strip                                               Principal Only

Class II-A-PO                   $452,457   0.000%   Ratio Strip                                               Principal Only

Class III-A-PO                $1,063,346   0.000%   Ratio Strip                                               Principal Only

Class IV-A-PO                   $288,821   0.000%   Ratio Strip                                               Principal Only

Non-Offered Certificates
Class B-4                     $2,821,000    (5)     Subordinated                                              Variable Rate

Class B-5                     $2,115,000    (5)     Subordinated                                              Variable Rate

Class B-6                     $2,820,576    (5)     Subordinated                                              Variable Rate


------------------------------
(1)   Approximate. The initial principal balances are subject to adjustment.

(2) The following table describes the methodology for determining the pass-through rate for each class of floating rate certificates.


                                  Initial Pass-     Pass-Through       Minimum Pass-   Maximum Pass-
                     Class        Through Rate      Rate Formula       Through Rate    Through Rate
                     -------------------------------------------------------------------------------
                     Class I-A-2     5.020%        LIBOR + 0.450%         0.450%           7.500%
                     Class I-A-3     2.480%        7.050% - LIBOR         0.000%           7.050%
                     Class I-A-4     6.820%   19.3875% - (LIBOR x 2.75)   0.000%         19.3875%
                     Class II-A-1*   5.270%        LIBOR + 0.700%         0.700%           5.500%
                     Class II-A-2    0.230%        4.800% - LIBOR         0.000%           4.800%


            *In addition, under certain circumstances, the Class II-A-1 Certificates are entitled to amounts received under the yield maintenance agreement.

(3) The Class I-A-3 and Class II-A-2 Certificates are interest only certificates, have no principal balance and will bear interest on their notional amounts, initially approximately $70,000,000 and $50,000,000, respectively.

(4) The Class A-PO Certificates will be deemed for purposes of the distribution of principal to consist of four components as described in the table. The components are not severable.

(5) The Class B Certificates will accrue interest each month at a per annum rate equal to the weighted average (based on the group subordinate amount for each loan group) of 5.500% for the first loan group, 5.500% for the second loan group, 5.750% for the third loan group and 5.750% for the fourth loan group. For the initial distribution date in March 2006, this rate is expected to be approximately 5.572% per annum.

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

      Group I-A Certificates

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class I-A-15 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, concurrently, up to the TAC Principal Amount for such Distribution Date, as follows:

            (A) approximately 95.6510957503%, sequentially, as follows:

                  (i) to the Class I-A-12 Certificates; and

                  (ii) concurrently, to the Class I-A-13 and Class I-A-17
            Certificates, pro rata; and

            (B) approximately 4.3489042497% to the Class I-A-14 Certificates;
      and

      second, to the Class I-A-15 Certificates.

      II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Distribution Amount for the Group I-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

      first, to the Class I-A-R Certificates; and

      second, concurrently, as follows:

            (A) approximately 82.4843602899%, concurrently, to the Class I-A-1, Class I-A-2, Class I-A-4, Class I-A-7 and Class I-A-16 Certificates, pro rata;

            (B) approximately 2.2789184228%, sequentially, as follows:

                  (i) to the Class I-A-5 Certificates up to the PAC I Principal
            Amount for such Distribution Date; and

                  (ii) sequentially, to the Class I-A-6 and Class I-A-5
            Certificates; and

            (C) approximately 15.2367212873%, sequentially, as follows:

                  (i) to the Class I-A-8 Certificates up to the Priority I
            Amount for such Distribution Date;

                  (ii) sequentially, to the Class I-A-9, Class I-A-10 and Class
            I-A-11 Certificates up to the PAC II Principal Amount for such Distribution Date;

                  (iii) concurrently, up to the TAC Principal Amount for such
            Distribution Date, as follows:

                        (a) approximately 95.6510957503%, sequentially, as
                  follows:

                              (1) to the Class I-A-12 Certificates; and

                              (2) concurrently, to the Class I-A-13 and Class
                        I-A-17 Certificates, pro rata; and

                        (b) approximately 4.3489042497%, to the Class I-A-14
                  Certificates;

                  (iv) to the Class I-A-15 Certificates;

                  (v) concurrently, as follows:

                        (a) approximately 95.6510957503%, sequentially, as
                  follows:

                              (1) to the Class I-A-12 Certificates; and

                              (2) concurrently, to the Class I-A-13 and Class
                        I-A-17 Certificates, pro rata; and

                        (b) approximately 4.3489042497%, to the Class I-A-14
                  Certificates; and

                  (vi) sequentially, to the Class I-A-9, Class I-A-10, Class
            I-A-11 and Class I-A-8 Certificates.

      Group II-A Certificates

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class II-A-4 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, to the Class II-A-1 Certificates up to $1,364 for such Distribution Date;

      second, to the Class II-A-3 Certificates up to $318,182 for such Distribution Date; and

      third, sequentially, to the Class II-A-1, Class II-A-3 and Class II-A-4 Certificates.

      II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Distribution Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates, concurrently, as follows:

      (A) approximately 57.3132883460%, concurrently, to the Class II-A-6 and Class II-A-7 Certificates, pro rata; and

      (B) approximately 42.6867116540%, sequentially, as follows:

            (i) to the Class II-A-5 Certificates up to the Priority II Amount for such Distribution Date;

            (ii) to the Class II-A-1 Certificates up to an amount that, when combined with the amount distributed pursuant to priority first of the allocation of the Accrual Distribution Amount for the Class II-A-4 Certificates, does not exceed $1,364 for such Distribution Date;

            (iii) to the Class II-A-3 Certificates up to an amount that, when combined with the amount distributed pursuant to priority second of the allocation of the Accrual Distribution Amount for the Class II-A-4 Certificates, does not exceed $318,182 for such Distribution Date; and

            (iv) sequentially, to the Class II-A-1, Class II-A-3, Class II-A-4 and Class II-A-5 Certificates.

      Group III-A Certificates

      On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Distribution Amount for the Group III-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group III-A Certificates, concurrently, to the Class III-A-1 and Class III-A-2 Certificates, pro rata.

      Group IV-A Certificates

      On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Distribution Amount for the Group IV-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group IV-A Certificates, concurrently, to the Class IV-A-1 and Class IV-A-2 Certificates, pro rata.

      The "PAC I Principal Amount" for any Distribution Date means the amount, if any, that would reduce the Principal Balance of the Class I-A-5 Certificates (the "PAC I Certificates") to the percentage of the initial Principal Balance of the PAC I Certificates shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "PAC II Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-9, Class I-A-10 and Class I-A-11 Certificates (the "PAC II Group" or "PAC II Certificates") to the percentage of the sum of the initial Principal Balances of the PAC II Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The PAC I Principal Amount and PAC II Principal Amount are each also referred to as a "PAC Principal Amount".

      The "TAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-12, Class I-A-13, Class I-A-14 and Class I-A-17 Certificates (the "TAC Group" or "TAC Certificates") to the percentage of the sum of the initial Principal Balances of the TAC Group shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "Priority I Amount" for any Distribution Date means the lesser of (i) the Principal Balance of the Class I-A-8 Certificates and (ii) the sum of (A) the product of (1) the Priority I Percentage, (2) the Shift Percentage and (3) the Group I Scheduled Principal Amount and (B) the product of (1) the Priority I Percentage, (2) the Prepayment Shift Percentage and (3) the Group I Unscheduled Principal Amount.

      The "Priority I Percentage" means the Principal Balance of the Class I-A-8 divided by the Pool Balance (Non-PO Portion) for Loan Group I.

      The "Priority II Amount" for any Distribution Date means the lesser of (i) the Principal Balance of the Class II-A-5 Certificates and (ii) the sum of (A) the product of (1) the Priority II Percentage, (2) the Shift Percentage and (3) the Group II Scheduled Principal Amount and (B) the product of (1) the Priority II Percentage, (2) the Prepayment Shift Percentage and (3) the Group II Unscheduled Principal Amount.

      The "Priority II Percentage" means the Principal Balance of the Class II-A-5 divided by the Pool Balance (Non-PO Portion) for Loan Group II.

      The "Group I Scheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-39, but without such amounts being multiplied by the applicable Class A Percentage.

      The "Group I Unscheduled Principal Amount" means the sum for each outstanding Group I Mortgage Loan (including each defaulted Group I Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-39, but without such amounts being multiplied by the applicable Class A Prepayment Percentage.

      The "Group II Scheduled Principal Amount" means the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-39, but without such amounts being multiplied by the applicable Class A Percentage.

      The "Group II Unscheduled Principal Amount" means the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-39, but without such amounts being multiplied by the applicable Class A Prepayment Percentage.

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

              Distribution Date Occurring In                    Shift Percentage
-------------------------------------------------------------   ----------------
March 2006 through February 2011                                              0%
March 2011 and thereafter                                                   100%

         The "Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:


              Distribution Date Occurring In                    Shift Percentage
-------------------------------------------------------------   ----------------

March 2006 through February 2011                                              0%
March 2011 through February 2012                                             30%
March 2012 through February 2013                                             40%
March 2013 through February 2014                                             60%
March 2014 through February 2015                                             80%
March 2015 and thereafter                                                   100%

Appendix I

The following tables set forth for each
Distribution Date the planned
Principal Balances for the PAC I
Certificates and PAC II Group and
the targeted Principal Balances for
the TAC Group expressed as a
percentage of the initial Principal
Balance of the PAC I Certificates,
initial aggregate Principal Balance of
the PAC II Group and initial
aggregate Principal Balance of the
TAC Group.

Planned Principal Balances as
Percentages of Initial Principal
Balance

PAC I Certificates

March 2006                    99.89570905
April 2006                    99.75232926
May 2006                      99.56987710
June 2006                     99.34836870
July 2006                     99.08784446
August 2006                   98.78836924
September 2006                98.45003285
October 2006                  98.07294956
November 2006                 97.65725822
December 2006                 97.20312216
January 2007                  96.71072944
February 2007                 96.18029233
March 2007                    95.61204751
April 2007                    95.00625568
May 2007                      94.36320158
June 2007                     93.68319366
July 2007                     92.96656398
August 2007                   92.21366798
September 2007                91.42488380
October 2007                  90.60061289
November 2007                 89.74127840
December 2007                 88.84732610
January 2008                  87.91922319
February 2008                 86.95745813
March 2008                    85.96254047
April 2008                    84.93499998
May 2008                      83.87538647
June 2008                     82.78426923
July 2008                     81.68782430
August 2008                   80.59847962
September 2008                79.51618930
October 2008                  78.44090757
November 2008                 77.37258910
December 2008                 76.31118876
January 2009                  75.25666177
February 2009                 74.20896357
March 2009                    73.16805002
April 2009                    72.13387723
May 2009                      71.10640139
June 2009                     70.08557924
July 2009                     69.07136766
August 2009                   68.06372384
September 2009                67.06260528
October 2009                  66.06796963
November 2009                 65.07977505
December 2009                 64.09797973
January 2010                  63.12254228
February 2010                 62.15342154
March 2010                    61.19057645
April 2010                    60.23396663
May 2010                      59.28355144
June 2010                     58.33929095
July 2010                     57.40114530
August 2010                   56.46907475
September 2010                55.54304001
October 2010                  54.62300211
November 2010                 53.70892208
December 2010                 52.80076139
January 2011                  51.89848173
February 2011                 51.00204501
March 2011                    50.12483395
April 2011                    49.25336428
May 2011                      48.38759881
June 2011                     47.52750032
July 2011                     46.67303215
August 2011                   45.82415763
September 2011                44.98084043
October 2011                  44.14304444
November 2011                 43.31073387
December 2011                 42.48387294
January 2012                  41.66242640
February 2012                 40.84635892
March 2012                    40.04000597
April 2012                    39.23894271
May 2012                      38.44313469
June 2012                     37.65254766
July 2012                     36.86714769
August 2012                   36.08690098
September 2012                35.31177394
October 2012                  34.54173331
November 2012                 33.77674604
December 2012                 33.01677910
January 2013                  32.26179977
February 2013                 31.51177578
March 2013                    30.77514757
April 2013                    30.04335538
May 2013                      29.31636770
June 2013                     28.60396076
July 2013                     27.90833391
August 2013                   27.22909844
September 2013                26.56587478
October 2013                  25.91829212
November 2013                 25.28598800
December 2013                 24.66860831
January 2014                  24.06580705
February 2014                 23.47724635
March 2014                    22.92450828
April 2014                    22.38466411
May 2014                      21.85741506
June 2014                     21.34246945
July 2014                     20.83954210
August 2014                   20.34835443
September 2014                19.86863442
October 2014                  19.40011620
November 2014                 18.94254018
December 2014                 18.49565245
January 2015                  18.05920527
February 2015                 17.63295659
March 2015                    17.23427157
April 2015                    16.84460096
May 2015                      16.46374092
June 2015                     16.09149222
July 2015                     15.72766013
August 2015                   15.37205430
September 2015                15.02448879
October 2015                  14.68478192
November 2015                 14.35275576
December 2015                 14.02823688
January 2016                  13.69251620
February 2016                 13.36471245
March 2016                    13.04464111
April 2016                    12.73212150
May 2016                      12.42697744
June 2016                     12.12903660
July 2016                     11.83813090
August 2016                   11.55409603
September 2016                11.27677140
October 2016                  11.00600013
November 2016                 10.74162922
December 2016                 10.48350905
January 2017                  10.23149340
February 2017                  9.98543957
March 2017                     9.74520816
April 2017                     9.51066283
May 2017                       9.28167065
June 2017                      9.05810164
July 2017                      8.83982882
August 2017                    8.62672824
September 2017                 8.41867884
October 2017                   8.21556217
November 2017                  8.01726274
December 2017                  7.82366773
January 2018                   7.63466680
February 2018                  7.45015228
March 2018                     7.27001901
April 2018                     7.09416424
May 2018                       6.92248764
June 2018                      6.75489107
July 2018                      6.59127894
August 2018                    6.43155759
September 2018                 6.27563583
October 2018                   6.12342428
November 2018                  5.97483580
December 2018                  5.82978542
January 2019                   5.68818994
February 2019                  5.54996813
March 2019                     5.41504074
April 2019                     5.28333026
May 2019                       5.15476095
June 2019                      5.02925906
July 2019                      4.90675223
August 2019                    4.78717023
September 2019                 4.67044400
October 2019                   4.55650636
November 2019                  4.44529156
December 2019                  4.33673561
January 2020                   4.23077572
February 2020                  4.12735075
March 2020                     4.02640087
April 2020                     3.92786790
May 2020                       3.83169454
June 2020                      3.73782537
July 2020                      3.64620592
August 2020                    3.55678309
September 2020                 3.46950494
October 2020                   3.38432086
November 2020                  3.30118148
December 2020                  3.22003836
January 2021                   3.14041446
February 2021                  3.05892239
March 2021                     2.97945744
April 2021                     2.90197076
May 2021                       2.82641417
June 2021                      2.75274112
July 2021                      2.68090572
August 2021                    2.61086364
September 2021                 2.54257118
October 2021                   2.47598586
November 2021                  2.41106630
December 2021                  2.34777199
January 2022                   2.28606342
February 2022                  2.22590194
March 2022                     2.16724991
April 2022                     2.11007066
May 2022                       2.05432819
June 2022                      1.99998749
July 2022                      1.94701451
August 2022                    1.89537579
September 2022                 1.84503872
October 2022                   1.79597158
November 2022                  1.74814330
December 2022                  1.70152358
January 2023                   1.65608291
February 2023                  1.61179229
March 2023                     1.56862375
April 2023                     1.52654961
May 2023                       1.48554320
June 2023                      1.44557828
July 2023                      1.40662918
August 2023                    1.36867108
September 2023                 1.33167961
October 2023                   1.29563096
November 2023                  1.26050196
December 2023                  1.22627000
January 2024                   1.19291301
February 2024                  1.16040927
March 2024                     1.12873802
April 2024                     1.09787841
May 2024                       1.06781057
June 2024                      1.03851507
July 2024                      1.00997249
August 2024                    0.98216448
September 2024                 0.95507283
October 2024                   0.92867965
November 2024                  0.90296780
December 2024                  0.87792029
January 2025                   0.85352064
February 2025                  0.82975282
March 2025                     0.80660114
April 2025                     0.78405024
May 2025                       0.76208506
June 2025                      0.74069124
July 2025                      0.71985439
August 2025                    0.69956079
September 2025                 0.67979672
October 2025                   0.66054901
November 2025                  0.64180470
December 2025                  0.62355139
January 2026                   0.60577668
February 2026                  0.58846861
March 2026                     0.57161542
April 2026                     0.55520569
May 2026                       0.53922847
June 2026                      0.52367276
July 2026                      0.50852802
August 2026                    0.49378384
September 2026                 0.47943022
October 2026                   0.46545728
November 2026                  0.45185547
December 2026                  0.43861536
January 2027                   0.42572793
February 2027                  0.41318409
March 2027                     0.40097537
April 2027                     0.38909311
May 2027                       0.37752907
June 2027                      0.36627524
July 2027                      0.35532372
August 2027                    0.34466682
September 2027                 0.33429708
October 2027                   0.32420714
November 2027                  0.31438998
December 2027                  0.30483846
January 2028                   0.29554600
February 2028                  0.28650590
March 2028                     0.27771168
April 2028                     0.26915721
May 2028                       0.26083610
June 2028                      0.25274255
July 2028                      0.24487062
August 2028                    0.23721472
September 2028                 0.22976913
October 2028                   0.22252860
November 2028                  0.21548785
December 2028                  0.20864161
January 2029                   0.20198506
February 2029                  0.19551302
March 2029                     0.18922090
April 2029                     0.18310398
May 2029                       0.17715774
June 2029                      0.17137781
July 2029                      0.16575978
August 2029                    0.16029939
September 2029                 0.15499268
October 2029                   0.14983558
November 2029                  0.14482425
December 2029                  0.13995475
January 2030                   0.13522345
February 2030                  0.13062661
March 2030                     0.12616095
April 2030                     0.12182285
May 2030                       0.11760900
June 2030                      0.11351601
July 2030                      0.10954091
August 2030                    0.10568053
September 2030                 0.10193166
October 2030                   0.09829159
November 2030                  0.09475732
December 2030                  0.09132614
January 2031                   0.08799506
February 2031                  0.08476168
March 2031                     0.08162336
April 2031                     0.07857746
May 2031                       0.07562158
June 2031                      0.07275318
July 2031                      0.06997018
August 2031                    0.06727006
September 2031                 0.06465074
October 2031                   0.06210989
November 2031                  0.05964556
December 2031                  0.05725565
January 2032                   0.05493808
February 2032                  0.05269087
March 2032                     0.05051215
April 2032                     0.04840018
May 2032                       0.04635297
June 2032                      0.04436888
July 2032                      0.04244604
August 2032                    0.04058292
September 2032                 0.03877786
October 2032                   0.03702912
November 2032                  0.03533537
December 2032                  0.03369497
January 2033                   0.03210649
February 2033                  0.03056850
March 2033                     0.02907958
April 2033                     0.02763830
May 2033                       0.02624346
June 2033                      0.02489373
July 2033                      0.02358779
August 2033                    0.02232445
September 2033                 0.02110260
October 2033                   0.01992093
November 2033                  0.01877845
December 2033                  0.01767394
January 2034                   0.01660632
February 2034                  0.01557470
March 2034                     0.01457788
April 2034                     0.01361498
May 2034                       0.01268501
June 2034                      0.01178698
July 2034                      0.01092013
August 2034                    0.01008335
September 2034                 0.00927589
October 2034                   0.00849685
November 2034                  0.00774547
December 2034                  0.00702099
January 2035                   0.00632242
February 2035                  0.00564931
March 2035                     0.00500068
April 2035                     0.00437587
May 2035                       0.00377422
June 2035                      0.00319496
July 2035                      0.00263755
August 2035                    0.00210133
September 2035                 0.00158552
October 2035                   0.00108969
November 2035                  0.00061317
December 2035                  0.00015532
January 2036 and thereafter    0.00000000

Planned Principal Balances as
Percentages of Initial Aggregate
Principal Balance

PAC II Group

March 2006                    99.89912141
April 2006                    99.75982894
May 2006                      99.58257803
June 2006                     99.36738416
July 2006                     99.11428662
August 2006                   98.82334862
September 2006                98.49465722
October 2006                  98.12832343
November 2006                 97.72448217
December 2006                 97.28329222
January 2007                  96.80493614
February 2007                 96.28962023
March 2007                    95.73757434
April 2007                    95.14905181
May 2007                      94.52432924
June 2007                     93.86370633
July 2007                     93.16750565
August 2007                   92.43607243
September 2007                91.66977424
October 2007                  90.86900075
November 2007                 90.03416338
December 2007                 89.16569497
January 2008                  88.26404951
February 2008                 87.32970154
March 2008                    86.36314601
April 2008                    85.36489762
May 2008                      84.33549054
June 2008                     83.27547783
July 2008                     82.21028925
August 2008                   81.15199856
September 2008                80.10056109
October 2008                  79.05593244
November 2008                 78.01806852
December 2008                 76.98692555
January 2009                  75.96245998
February 2009                 74.94462857
March 2009                    73.93338838
April 2009                    72.92869673
May 2009                      71.93051118
June 2009                     70.93878962
July 2009                     69.95349019
August 2009                   68.97457130
September 2009                68.00199163
October 2009                  67.03571011
November 2009                 66.07568599
December 2009                 65.12187875
January 2010                  64.17424810
February 2010                 63.23275405
March 2010                    62.29735688
April 2010                    61.36801708
May 2010                      60.44469545
June 2010                     59.52735300
July 2010                     58.61595103
August 2010                   57.71045107
September 2010                56.81081487
October 2010                  55.91700448
November 2010                 55.02898217
December 2010                 54.14671046
January 2011                  53.27015210
February 2011                 52.39927011
March 2011                    51.58237778
April 2011                    50.77099458
May 2011                      49.96508444
June 2011                     49.16461147
July 2011                     48.36954007
August 2011                   47.57983479
September 2011                46.79546051
October 2011                  46.01638224
November 2011                 45.24256530
December 2011                 44.47397518
January 2012                  43.71057761
February 2012                 42.95233855
March 2012                    42.21496914
April 2012                    41.48261943
May 2012                      40.75525630
June 2012                     40.03284682
July 2012                     39.31535828
August 2012                   38.60275818
September 2012                37.89501426
October 2012                  37.19209441
November 2012                 36.49396679
December 2012                 35.80059975
January 2013                  35.11196182
February 2013                 34.42802177
March 2013                    33.77927346
April 2013                    33.13496347
May 2013                      32.49506217
June 2013                     31.85954005
July 2013                     31.22836785
August 2013                   30.60151651
September 2013                29.97895713
October 2013                  29.36066098
November 2013                 28.74770984
December 2013                 28.14610505
January 2014                  27.55564781
February 2014                 26.97614267
March 2014                    26.47054439
April 2014                    25.97406728
May 2014                      25.48655086
June 2014                     25.00783747
July 2014                     24.53777211
August 2014                   24.07620250
September 2014                23.62297896
October 2014                  23.17795445
November 2014                 22.74098445
December 2014                 22.31192692
January 2015                  21.89064232
February 2015                 21.47699351
March 2015                    21.12473681
April 2015                    20.77825767
May 2015                      20.43746135
June 2015                     20.10225463
July 2015                     19.77254582
August 2015                   19.44824478
September 2015                19.12926278
October 2015                  18.81551258
November 2015                 18.50690838
December 2015                 18.20336578
January 2016                  17.88054437
February 2016                 17.56329332
March 2016                    17.25151814
April 2016                    16.94512591
May 2016                      16.64402528
June 2016                     16.34812647
July 2016                     16.05734112
August 2016                   15.77158246
September 2016                15.49076507
October 2016                  15.21480504
November 2016                 14.94361983
December 2016                 14.67712832
January 2017                  14.41525072
February 2017                 14.15790859
March 2017                    13.90502482
April 2017                    13.65652359
May 2017                      13.41233034
June 2017                     13.17237178
July 2017                     12.93657584
August 2017                   12.70487168
September 2017                12.47718965
October 2017                  12.25346123
November 2017                 12.03361908
December 2017                 11.81759704
January 2018                  11.60532997
February 2018                 11.39675392
March 2018                    11.19180594
April 2018                    10.99042417
May 2018                      10.79254782
June 2018                     10.59811707
July 2018                     10.40707315
August 2018                   10.21935824
September 2018                10.03491553
October 2018                   9.85368917
November 2018                  9.67562420
December 2018                  9.50066665
January 2019                   9.32876341
February 2019                  9.15986232
March 2019                     8.99391202
April 2019                     8.83086208
May 2019                       8.67066291
June 2019                      8.51326574
July 2019                      8.35862264
August 2019                    8.20668646
September 2019                 8.05741087
October 2019                   7.91075033
November 2019                  7.76666004
December 2019                  7.62509599
January 2020                   7.48601488
February 2020                  7.34937415
March 2020                     7.21513199
April 2020                     7.08324724
May 2020                       6.95367949
June 2020                      6.82638897
July 2020                      6.70133662
August 2020                    6.57848400
September 2020                 6.45779338
October 2020                   6.33922759
November 2020                  6.22275014
December 2020                  6.10832517
January 2021                   5.99509495
February 2021                  5.87661945
March 2021                     5.76031621
April 2021                     5.64614701
May 2021                       5.53407426
June 2021                      5.42406102
July 2021                      5.31607101
August 2021                    5.21006855
September 2021                 5.10601860
October 2021                   5.00388666
November 2021                  4.90363891
December 2021                  4.80524204
January 2022                   4.70866336
February 2022                  4.61387073
March 2022                     4.52083254
April 2022                     4.42951775
May 2022                       4.33989585
June 2022                      4.25193685
July 2022                      4.16561130
August 2022                    4.08089023
September 2022                 3.99774517
October 2022                   3.91614814
November 2022                  3.83607170
December 2022                  3.75748877
January 2023                   3.68037288
February 2023                  3.60469788
March 2023                     3.53043818
April 2023                     3.45756855
May 2023                       3.38606426
June 2023                      3.31590097
July 2023                      3.24705477
August 2023                    3.17950217
September 2023                 3.11322009
October 2023                   3.04818585
November 2023                  2.98437712
December 2023                  2.92177204
January 2024                   2.86034905
February 2024                  2.80008701
March 2024                     2.74096512
April 2024                     2.68296296
May 2024                       2.62606047
June 2024                      2.57023791
July 2024                      2.51547592
August 2024                    2.46175542
September 2024                 2.40905775
October 2024                   2.35736449
November 2024                  2.30665757
December 2024                  2.25691925
January 2025                   2.20813207
February 2025                  2.16027892
March 2025                     2.11334292
April 2025                     2.06730756
May 2025                       2.02215657
June 2025                      1.97787395
July 2025                      1.93444403
August 2025                    1.89185139
September 2025                 1.85008087
October 2025                   1.80911757
November 2025                  1.76894687
December 2025                  1.72955439
January 2026                   1.69092602
February 2026                  1.65304788
March 2026                     1.61590634
April 2026                     1.57948802
May 2026                       1.54377973
June 2026                      1.50876857
July 2026                      1.47444183
August 2026                    1.44078702
September 2026                 1.40779190
October 2026                   1.37544441
November 2026                  1.34373274
December 2026                  1.31264524
January 2027                   1.28217051
February 2027                  1.25229729
March 2027                     1.22301461
April 2027                     1.19431161
May 2027                       1.16617765
June 2027                      1.13860230
July 2027                      1.11157528
August 2027                    1.08508651
September 2027                 1.05912607
October 2027                   1.03368424
November 2027                  1.00875145
December 2027                  0.98431831
January 2028                   0.96037561
February 2028                  0.93691425
March 2028                     0.91392535
April 2028                     0.89140019
May 2028                       0.86933012
June 2028                      0.84770674
July 2028                      0.82652176
August 2028                    0.80576703
September 2028                 0.78543454
October 2028                   0.76551646
November 2028                  0.74600506
December 2028                  0.72689275
January 2029                   0.70817210
February 2029                  0.68983579
March 2029                     0.67187664
April 2029                     0.65428761
May 2029                       0.63706174
June 2029                      0.62019225
July 2029                      0.60367242
August 2029                    0.58749573
September 2029                 0.57165570
October 2029                   0.55614602
November 2029                  0.54096044
December 2029                  0.52609289
January 2030                   0.51153734
February 2030                  0.49728791
March 2030                     0.48333881
April 2030                     0.46968435
May 2030                       0.45631895
June 2030                      0.44323714
July 2030                      0.43043354
August 2030                    0.41790285
September 2030                 0.40563987
October 2030                   0.39363951
November 2030                  0.38189679
December 2030                  0.37040676
January 2031                   0.35916460
February 2031                  0.34816558
March 2031                     0.33740503
April 2031                     0.32687838
May 2031                       0.31658115
June 2031                      0.30650893
July 2031                      0.29665738
August 2031                    0.28702227
September 2031                 0.27759940
October 2031                   0.26838470
November 2031                  0.25937412
December 2031                  0.25056374
January 2032                   0.24194965
February 2032                  0.23352806
March 2032                     0.22529523
April 2032                     0.21724748
May 2032                       0.20938120
June 2032                      0.20169287
July 2032                      0.19417901
August 2032                    0.18683619
September 2032                 0.17966108
October 2032                   0.17265039
November 2032                  0.16580090
December 2032                  0.15910940
January 2033                   0.15257283
February 2033                  0.14618811
March 2033                     0.13995225
April 2033                     0.13386229
May 2033                       0.12791537
June 2033                      0.12210862
July 2033                      0.11643928
August 2033                    0.11090462
September 2033                 0.10550193
October 2033                   0.10022861
November 2033                  0.09508205
December 2033                  0.09005972
January 2034                   0.08515913
February 2034                  0.08037784
March 2034                     0.07571346
April 2034                     0.07116360
May 2034                       0.06672600
June 2034                      0.06239833
July 2034                      0.05817843
August 2034                    0.05406406
September 2034                 0.05005311
October 2034                   0.04614345
November 2034                  0.04233305
December 2034                  0.03861985
January 2035                   0.03500187
February 2035                  0.03147716
March 2035                     0.02804380
April 2035                     0.02469992
May 2035                       0.02144366
June 2035                      0.01827324
July 2035                      0.01518685
August 2035                    0.01218277
September 2035                 0.00925928
October 2035                   0.00641470
November 2035                  0.00364739
December 2035                  0.00095574
January 2036 and thereafter    0.00000000

Targeted Principal Balances as
Percentages of Initial Aggregate
Principal Balance

TAC Group

March 2006                    99.90831273
April 2006                    99.79946474
May 2006                      99.67259217
June 2006                     99.52770993
July 2006                     99.36485800
August 2006                   99.18410145
September 2006                98.98553064
October 2006                  98.76926103
November 2006                 98.53543340
December 2006                 98.28421354
January 2007                  98.01579238
February 2007                 97.73038551
March 2007                    97.42823344
April 2007                    97.10960082
May 2007                      96.77477648
June 2007                     96.42407309
July 2007                     96.05782666
August 2007                   95.67639602
September 2007                95.28016267
October 2007                  94.86952996
November 2007                 94.44492269
December 2007                 94.00678652
January 2008                  93.55558712
February 2008                 93.09180993
March 2008                    92.61595890
April 2008                    92.12855628
May 2008                      91.63014138
June 2008                     91.12127005
July 2008                     90.61373944
August 2008                   90.11306041
September 2008                89.61915275
October 2008                  89.13193714
November 2008                 88.65133492
December 2008                 88.17726825
January 2009                  87.70966002
February 2009                 87.24843390
March 2009                    86.79351424
April 2009                    86.34482620
May 2009                      85.90229559
June 2009                     85.46584904
July 2009                     85.03541381
August 2009                   84.61091789
September 2009                84.19229001
October 2009                  83.77945953
November 2009                 83.37235653
December 2009                 82.97091175
January 2010                  82.57505666
February 2010                 82.18472335
March 2010                    81.79984461
April 2010                    81.42035383
May 2010                      81.04618512
June 2010                     80.67727315
July 2010                     80.31355327
August 2010                   79.95496147
September 2010                79.60143439
October 2010                  79.25290927
November 2010                 78.90932392
December 2010                 78.57061678
January 2011                  78.23672695
February 2011                 77.90759403
March 2011                    77.60674691
April 2011                    77.31043461
May 2011                      77.01859890
June 2011                     76.73118214
July 2011                     76.44812712
August 2011                   76.16937739
September 2011                75.89487685
October 2011                  75.62457013
November 2011                 75.35840231
December 2011                 75.09631905
January 2012                  74.83826651
February 2012                 74.58419144
March 2012                    74.34149868
April 2012                    74.10260122
May 2012                      73.86744782
June 2012                     73.63598769
July 2012                     73.40817058
August 2012                   73.18394672
September 2012                72.96326679
October 2012                  72.74608208
November 2012                 72.53234425
December 2012                 72.32200549
January 2013                  72.11501847
February 2013                 71.91133629
March 2013                    71.72479560
April 2013                    71.54125855
May 2013                      71.36068132
June 2013                     71.18302071
July 2013                     71.00823381
August 2013                   70.83627823
September 2013                70.66711196
October 2013                  70.50069347
November 2013                 70.33482397
December 2013                 70.15774461
January 2014                  69.96974675
February 2014                 69.77111605
March 2014                    69.50846025
April 2014                    69.23776045
May 2014                      68.95924336
June 2014                     68.67313081
July 2014                     68.37964012
August 2014                   68.07898404
September 2014                67.77137097
October 2014                  67.45700480
November 2014                 67.13608518
December 2014                 66.80880766
January 2015                  66.47536350
February 2015                 66.13594005
March 2015                    65.74985335
April 2015                    65.36031075
May 2015                      64.96742925
June 2015                     64.57132346
July 2015                     64.17210548
August 2015                   63.76988503
September 2015                63.36476947
October 2015                  62.95686380
November 2015                 62.54627076
December 2015                 62.13309091
January 2016                  61.61131648
February 2016                 61.08754493
March 2016                    60.56188271
April 2016                    60.03443365
May 2016                      59.50529934
June 2016                     58.97457881
July 2016                     58.44236893
August 2016                   57.90876411
September 2016                57.37385664
October 2016                  56.83773659
November 2016                 56.30049177
December 2016                 55.76220799
January 2017                  55.22296891
February 2017                 54.68285614
March 2017                    54.14194932
April 2017                    53.60032609
May 2017                      53.05806218
June 2017                     52.51523149
July 2017                     51.97190592
August 2017                   51.42815570
September 2017                50.88404913
October 2017                  50.33965289
November 2017                 49.79503190
December 2017                 49.25024931
January 2018                  48.70536679
February 2018                 48.16044419
March 2018                    47.61553994
April 2018                    47.07071080
May 2018                      46.52601206
June 2018                     45.98149747
July 2018                     45.43721940
August 2018                   44.89322867
September 2018                44.34957472
October 2018                  43.80630563
November 2018                 43.26346812
December 2018                 42.72110756
January 2019                  42.17926800
February 2019                 41.63799225
March 2019                    41.09732187
April 2019                    40.55729714
May 2019                      40.01795713
June 2019                     39.47933982
July 2019                     38.94148194
August 2019                   38.40441917
September 2019                37.86818595
October 2019                  37.33281575
November 2019                 36.79834094
December 2019                 36.26479275
January 2020                  35.73220154
February 2020                 35.20059660
March 2020                    34.67000617
April 2020                    34.14045764
May 2020                      33.61197734
June 2020                     33.08459074
July 2020                     32.55832237
August 2020                   32.03319600
September 2020                31.50923425
October 2020                  30.98645919
November 2020                 30.46489188
December 2020                 29.94455256
January 2021                  29.41845690
February 2021                 28.83189368
March 2021                    28.24712030
April 2021                    27.66415464
May 2021                      27.08301386
June 2021                     26.50371424
July 2021                     25.92627123
August 2021                   25.35069951
September 2021                24.77701299
October 2021                  24.20522485
November 2021                 23.63534751
December 2021                 23.06739270
January 2022                  22.50137135
February 2022                 21.93729382
March 2022                    21.37516971
April 2022                    20.81500803
May 2022                      20.25681709
June 2022                     19.70060454
July 2022                     19.14637751
August 2022                   18.59414246
September 2022                18.04390527
October 2022                  17.49567127
November 2022                 16.94944515
December 2022                 16.40523118
January 2023                  15.86303292
February 2023                 15.32285357
March 2023                    14.78469567
April 2023                    14.24856142
May 2023                      13.71445237
June 2023                     13.18236970
July 2023                     12.65231406
August 2023                   12.12428567
September 2023                11.59828428
October 2023                  11.07430920
November 2023                 10.55235944
December 2023                 10.03243334
January 2024                   9.51452909
February 2024                  8.99864434
March 2024                     8.48477639
April 2024                     7.97292217
May 2024                       7.46307821
June 2024                      6.95524072
July 2024                      6.44940554
August 2024                    5.94556818
September 2024                 5.44372378
October 2024                   4.94386721
November 2024                  4.44599299
December 2024                  3.95009535
January 2025                   3.45616822
February 2025                  2.96420514
March 2025                     2.47419953
April 2025                     1.98614438
May 2025                       1.50003255
June 2025                      1.01585655
July 2025                      0.53360857
August 2025                    0.05328068
September 2025 and thereafter  0.00000000